UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code
(858) 550-1900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On June 8, 2022, Evofem Biosciences, Inc. (the “Company”) received a notice from the Nasdaq Hearings Panel (the “Panel”) that the Company would be permitted to continue its listing on The Nasdaq Capital Market through August 22, 2022 (the “Extended Date”) in order to afford the Company the opportunity to regain compliance with Nasdaq Continued Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share. On June 10, 2022, the Company received a notice from the Panel modifying the terms of the Panel’s June 8, 2022 notice.

As modified, the Panel’s decision is subject to certain conditions, including on or before (i) June 22, 2022, the Company must file a preliminary proxy statement to obtain shareholder approval for a reverse stock split (the “Reverse Split”), (ii) July 5, 2022, the Company must file a definitive proxy statement to obtain shareholder approval for the Reverse Split, (iii) August 3, 2022, the Company must hold a special meeting of the shareholders to obtain approval for the Reverse Split, (iv) August 9, 2022 (the “Effective Date”), the Company must effect the Reverse Split at a ratio sufficient to ensure compliance with the Bid Price Rule, and (v) August 22, 2022, the Company must have demonstrated compliance with the Bid Price Rule for a minimum of ten consecutive trading days.

If, prior to the implementation of the Reverse Split, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive trading days and up to 20 consecutive trading days, the Panel may provide written notification that the Company has achieved compliance with the Bid Price Requirement and shares of the Company’s common stock would then continue to be eligible for listing on the Nasdaq Capital Market without the implementation of the Reverse Split.

In the event that the Company does not complete the Reverse Split by the Effective Date or otherwise fails to demonstrate compliance with the Bid Price Rule by the Extended Date, the Company’s common stock would be subject to delisting from The Nasdaq Capital Market. Currently, the Company only intends to effect the Reverse Split to the extent required to comply with the applicable regulations and requirements of the Nasdaq Stock Market.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to, the Company’s intentions regarding the Reverse Split, the outcome of any special meeting and the Company’s ability to regain compliance with the Bid Price Rule. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022 and its Quarterly Report on Form 10-Q as filed with the SEC on May 10, 2022. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: June 14, 2022	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer